Exhibit 99.4
Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of
Equity Securities
On November 14, 2014, pursuant to our shareholders’ approval, we amended our articles of association to change our name to Cimpress N.V. and began trading our ordinary shares on The NASDAQ Global Select Market ("the NASDAQ") under the "CMPR" ticker symbol shortly after. As of July 31, 2014, there were approximately 11 holders of record of our ordinary shares, although there is a much larger number of beneficial owners. The following table sets forth, for the periods indicated, the high and low sale price per share of our ordinary shares on the NASDAQ:

	High	Low
Fiscal 2013:
First Quarter	$42.59	$30.58
Second Quarter	$36.43	$28.61
Third Quarter	$40.18	$32.69
Fourth Quarter	$49.37	$36.75

Fiscal 2014:
First Quarter	$56.78	$48.37
Second Quarter	$57.66	$51.92
Third Quarter	$55.20	$46.95
Fourth Quarter	$53.42	$38.58
Dividends
We have never paid or declared any cash dividends on our ordinary shares, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all future earnings to finance the growth and operations of our business, purchase our ordinary shares, or pay down our debt. Under Dutch law, we may only pay dividends out of profits shown in our adopted annual accounts prepared in accordance with Dutch generally accepted accounting principles. We will only be able to declare and pay dividends to the extent our equity exceeds the sum of the paid and called up portion of our ordinary share capital and the reserves that must be maintained in accordance with provisions of Dutch law and our articles of association.
Issuer Purchases of Equity Securities
The following table outlines the purchases of our ordinary shares during the three months ended June 30, 2014:

	Total Number of Shares Purchased (1)	Average Price Paid Per Share (2)	Total Number of Shares Purchased as Part of a Publicly Announced Program	Approximate Number of Shares that May Yet be Purchased Under the Program
April 1, 2014 through April 30, 2014	—	$—	—	6,152,275
May 1, 2014 through May 31, 2014	1,044,136	40.24	1,044,136	5,532,126
June 1, 2014 through June 30, 2014	—	—	—	5,532,126
Total	1,044,136	$40.24	1,044,136	5,532,126

(1)
On May 5, 2014, in order to provide us with flexibility to repurchase our ordinary shares at times when our management believes it may be beneficial for our business, our Supervisory Board authorized the repurchase of up to 6,500,000 of our issued and outstanding ordinary shares on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the U.S. Securities Exchange Act of 1934), through privately negotiated transactions, or in one or more self-tender offers. This share repurchase authorization expires on May 7, 2015, and we may suspend or discontinue the repurchase program at any time. Our Supervisory Board approved this new repurchase program pursuant to the authorization we received from our shareholders in November 2013, and this new program replaces the previous repurchase program approved by our Supervisory Board, which expired on May 8, 2014. Of the 1,044,136 shares purchased during the three months ended June 30, 2014, 76,262 shares were purchased as part of the previous Supervisory Board-approved program prior to its expiration on May 8, 2014.

(2) Average price paid per share includes commissions paid in connection with our publicly announced share purchase program.

Performance Graph
The following graph compares the cumulative total return to shareholders of Cimpress N.V. ordinary shares relative to the cumulative total returns of the NASDAQ Composite index and the RDG Internet Composite index. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our ordinary shares and in each of the indexes on June 30, 2009 and its relative performance is tracked through June 30, 2014.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among Cimpress N.V., the NASDAQ Composite Index
and the RDG Internet Composite Index

	Year Ended June 30,
	2009	2010	2011	2012	2013	2014
Cimpress N.V.	$100.00	$111.35	$112.19	$75.73	$115.76	$94.87
NASDAQ Composite	100.00	117.06	154.79	167.05	197.48	259.41
RDG Internet Composite	100.00	118.47	173.30	183.91	237.07	327.61
The share price performance included in this graph is not necessarily indicative of future share price performance.